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Microfilm Number             Filed with the Department of State on  Jul 06 1998
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Entity Number   2072587             xxxxxxxxxxxx xxxxx
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                                          Security of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. S 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:  USA Technologies, Inc.
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2.   The (a) address of this corporation's current registered office in this
     Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)
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        Number and Street          City            State     Zip       County

     (b) c/o Corporation Service Company                              Chester
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        Name of Commercial Registered Office Provider                  County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:

   Business Corporation Law of 1988
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4. The date of its incorporation is: January 16, 1992
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5. (Check, and if appropriate complete, one of the following):

 X The amendment shall be effective upon filing these Articles of Amendment in --- Department of State.

--- The amendment shall be effective on: ________________ at __________________
                                               Date                Hour
6. (Check one of the following):

 X The amendment was adopted by the shareholders (or members) pursuant to 15 --- Pa.C.S. S 1914(a) and (b).

--- The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
    S 1914(c).

7. (Check, and if appropriate complete, one of the following):

--- The amendment adopted by the corporation, set forth in full, is as follows:

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 X  The amendment adopted by the corporation is set forth in full in Exhibit A
--- attached hereto and made a part hereof.

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DSCB:15-1915 (Rev 90)-2

8.  (Check if the amendment restates the Articles):

    The restated Articles of Incorporation supersede the orginal Articles and --- all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 26 day of June, 1998.


                                        USA Technologies, Inc.
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                                                  (Name of Corporation)

                                        By: /s/ George R. Jensen, Jr.
                                            -----------------------------------
                                            George R. Jensen, Jr.

                                        Title: President and CEO
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                                   EXHIBIT A

Paragraph (A) Classes of Stock of Article 4 of the Articles of Incorporation of the Company shall be amended and restated to read in full as follows:

              (A) Classes of Stock. The aggregate number of shares which the corporation shall have authority to issue is 63,200,000 shares, consisting of 62,000,000 shares of Common Stock, without par value, and 1,200,000 shares of Series Preferred Stock, without par value.